EXHIBIT 10.2
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
(For Employees — PIP Award)
     In recognition of your participation in the Bob Evans Farms, Inc. Performance Incentive Plan, Bob Evans Farms, Inc. (“we” or “us”) has granted to you a Nonqualified Stock Option (“Option”) to purchase shares of our common stock, par value $0.01 per share (“Shares”), subject to the terms and conditions described in the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) and this Nonqualified Stock Option Award Agreement (this “Award Agreement”).
     To ensure you fully understand the terms and conditions of your Option, you should read the Plan and this Award Agreement carefully. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
     You should return a signed copy of this Award Agreement to:
[Insert title]
Bob Evans Farms, Inc.
3776 S. High St.
Columbus, Ohio 43207
1.	Summary of Your Option

Grant Date: [insert Grant Date].

Number of Shares Subject to Your Option: [insert number of shares] Shares.

Exercise Price: $[insert Exercise Price] per Share.

2.	When Your Option Will Vest
     (a) In General: You may not exercise your Option until it vests and becomes exercisable. In general, your Option will vest and become exercisable with respect to:
•	[insert number of shares] Shares on the first anniversary of the Grant Date;

•	[insert number of shares] Shares on the second anniversary of the Grant Date; and

•	[insert number of shares] Shares on the third anniversary of the Grant Date.

     (b) Acceleration of Vesting: Notwithstanding Section 2(a):
     (i) If your employment Terminates due to your death, Disability or Retirement, your Option will become fully vested and exercisable on your Termination date; and
     (ii) Unless otherwise specified in a separate change in control agreement (or written agreement of similar import) between you and us or any Related Entity, your Option will become fully vested and exercisable if a Business Combination or Change in Control occurs and:
     (A) We are not the surviving corporation following such Business Combination or Change in Control; or
     (B) Within 24 months following such Business Combination or Change in Control, the Plan is terminated and not replaced simultaneously with a similar program providing comparable benefits; or
     (C) Within 24 months following such Business Combination or Change in Control, your employment is Terminated by us and the Related Entities without Cause or by you for Good Reason (as defined below).
     (c) Good Reason: Unless otherwise specified in an employment agreement or change in control agreement between you and us or any Related Entity, “Good Reason” means, without your written consent, (i) our or a Related Entity’s failure to pay or cause to be paid your base salary or bonus (to the extent earned in accordance with the terms of any applicable arrangement), if any, when due, (ii) any substantial and sustained diminution in your authority or responsibilities with us or any Related Entity or (iii) we or a Related Entity require you to relocate more than 50 miles from your principal place of employment on the Grant Date; provided that the events described in clauses (i), (ii) and (iii) will constitute Good Reason only if we fail to cure such event within 30 days after we receive from you written notice of the event which constitutes Good Reason. “Good Reason” will cease to exist for an event on the 60th day following the later of its occurrence or your knowledge thereof, unless you have given us written notice thereof prior to such date.
3. When You May Exercise Your Option and When It Will Expire
     (a) In General: In general, you may exercise all or any part of the vested portion of your Option at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”).
     (b) Effect of Termination: Notwithstanding the foregoing, if your employment Terminates prior to the Expiration Date, your Option will remain exercisable for the period specified below:
•	Retirement. If your employment Terminates due to your Retirement, the vested portion of your Option may be exercised at any time before the Expiration Date.

•	Death or Disability. If your employment Terminates due to your death or Disability, the vested portion of your Option may be exercised at any time before the earlier of the Expiration Date or the first anniversary of your Termination date.

•	Cause. If your employment is Terminated for Cause, your Option (whether or not then exercisable) will be forfeited on your Termination date.

•	Without Cause or By You for Any Reason Other Than Retirement, Death or Disability. If your employment is Terminated involuntarily without Cause or by you for any reason other than your Retirement, death or Disability, (i) the unvested portion of your Option will be forfeited on your Termination date and (ii) the vested portion of your Option may be exercised at any time before the earlier of the Expiration Date or 30 days after your Termination date. Notwithstanding the foregoing, if the 30-day period described in the preceding sentence expires during a “blackout period” (as described in our insider trading policy), the vested portion of your Option may be exercised at any time before the earlier of the Expiration Date or a number of days following the expiration of the blackout period equal to the number of days during such blackout period before your Option would have otherwise expired.

Example: Assume your employment Terminates voluntarily on July 6. You must exercise the vested portion of your Option on or before August 5 (which is 30 days after your Terminate date). A blackout period begins on August 1 and ends on August 7. Subject to the occurrence of the Expiration Date, you would be given an extension of five days following the end of the blackout period to exercise the vested portion of your Option. Thus, the vested portion of your Option could be exercised at any time before the earlier of the Expiration Date or August 12.
     (c) Effect of Change in Control or Business Combination: If a Change in Control or Business Combination occurs, the Committee may, but will not be obligated to:
•	Cancel your Option for fair value (as determined in the sole discretion of the Committee) which may equal the excess, if any, of the value of the consideration to be paid in the Change in Control or Business Combination transaction, as the case may be, to holders of the same number of Shares subject to your Option (or, if no consideration is paid in such transaction, the Fair Market Value of the Shares subject to your Option) over the aggregate Exercise Price of your Option; or

•	Provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of your Option as determined by the Committee in its sole discretion; or

•	Provide that for a period of 15 days prior to the Change in Control or Business Combination, as the case may be, your Option will be exercisable as to all Shares subject thereto and that upon the occurrence of such Change in Control or

Business Combination, your Option will terminate and be of no further force and effect.
     (d) Restrictive Covenants: Unless we or a Related Entity otherwise agree in writing, any portion of your Option that has not been exercised will be forfeited if you:
•	Serve (or agree to serve) as an officer, director, manager, consultant or employee of any proprietorship, partnership, corporation or limited liability company or become the owner of a business or a member of a partnership or limited liability company that competes with any portion of our or a Related Entity’s business or renders any service to entities that compete with any portion of our or a Related Entity’s business;

•	Refuse or fail to consult with, supply information to, or otherwise cooperate with, us or any Related Entity after having been requested to do so; or

•	Deliberately engage in any action that the Committee concludes could harm us or any Related Entity.
4. Exercising Your Option
     You must follow the procedures described below to exercise your Option. If you do not follow these procedures, your attempted exercise will be disregarded.
     (a) Your Option may be exercised with respect to whole Shares only. To exercise all or any part of the vested portion of your Option, you must take the following steps before the Option expires:
•	Complete a copy of the Nonqualified Stock Option Exercise Form, which is attached to this Award Agreement as Exhibit A; and

•	Pay the aggregate Exercise Price for the Shares being purchased through the exercise of the Option.
     (b) You may pay the aggregate Exercise Price:
•	By cash, personal check or money order in the amount of the Exercise Price multiplied by the number of Shares being purchased. The personal check or money order must be made payable to “Bob Evans Farms, Inc.”

•	Through the delivery or attestation of Shares owned by you for at least six months before the Option is exercised (or such other period established by generally accepted accounting principles). In this case, the Shares delivered or attested must have a Fair Market Value equal to the aggregate Exercise Price of the Shares being purchased.

•	To the extent permitted by the Committee, through a “net share” exercise. In this case, you will be issued a number of Shares with a Fair Market Value equal to the difference between the Fair Market Value of the Shares being purchased minus the aggregate Exercise Price of the Shares being purchased.

•	To the extent permitted by the Committee and by applicable law, through a “cashless exercise.” In this case, you will deliver irrevocable instructions to a broker to (i) sell the Shares obtained upon the exercise of the Option and (ii) deliver promptly to us an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased.
     (c) As soon as administratively practicable after our determination that the Option has been validly exercised as to any of the Shares, we will issue or transfer the relevant number of Shares to you.
5. Other Rules Affecting Your Option
     (a) Rights Before Your Option Is Exercised: You may not vote or receive any dividends associated with the Shares underlying the unexercised portion of your Option.
     (b) Beneficiary Designation: You may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at your death by completing a Beneficiary Designation Form. If you have not completed a Beneficiary Designation Form or if you wish to change your beneficiary, you may complete the Beneficiary Designation Form attached to this Award Agreement as Exhibit B. The Beneficiary Designation Form does not need to be completed now and is not required to be completed as a condition of exercising your Option. However, if you die without completing a Beneficiary Designation Form or if you do not complete the form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
(c) Tax Withholding:
     (i) You may be required to pay to us or a Related Entity and, subject to Code §409A, we or any Related Entity will have the right and are hereby authorized to withhold from any issuance or transfer due under this Award Agreement or under the Plan or from any compensation or other amount owing to you, applicable withholding taxes with respect to your Option, its exercise or any issuance or transfer under this Award Agreement or the Plan and to take such action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes.
     (ii) Without limiting the generality of Section 5(c)(i), to the extent permitted by the Committee, you may satisfy the foregoing withholding liability: (A) by having us withhold from the number of Shares that otherwise would be issued to you when you exercise your Option a number of Shares with a Fair Market Value equal to the statutory minimum withholding liability; (B) through the delivery or attestation of a number of Shares owned by you for at least six months before the Option is exercised (or such other period established by generally accepted accounting principles) and that have a Fair Market Value equal to the statutory minimum withholding liability; or (C) to the extent permitted by applicable law, by delivering irrevocable instructions to a broker to (I) sell the Shares obtained upon the exercise of the Option and (II) deliver promptly to us an amount out of the proceeds of such sale equal to the statutory minimum withholding liability.
     (d) Transferring Your Option: In general, your Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 5(b), you may complete a Beneficiary Designation Form to name the person who may exercise your Option if you die before the Option expires. Also, with the Committee’s consent, you may be allowed to transfer your Option to certain Permissible Transferees (as defined in the Plan). Contact us at the address given on the first page of this Award Agreement if you are interested in transferring your Option to a Permissible Transferee.
     (e) Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
     (f) Other Agreements: Your Option will be subject to the terms of any other written agreements between you and us to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (g) Adjustments to Your Option: If there is a Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee will appropriately adjust the number of Shares subject to your Option, the Exercise Price and any other factors, limits or terms affecting your Option. Any decision by the Committee as to the appropriate adjustments to be made to your Option will be binding on you.
     (h) Buy Out of Option: We may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A or violate any other applicable law) your Option, whether or not exercisable, by providing to you written notice (“Buy Out Offer”) of our intention to exercise the rights reserved in Section 15.05 of the Plan and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made and you accept it, we will transfer to you the value (determined under procedures adopted by the Committee) of your Option. We will complete any such buy out as soon as administratively feasible after the date you accept the Buy Out Offer.
     (i) Other Terms and Conditions: Your Option is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Option. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement shall be binding on you.

     (j) Signature in Counterparts: This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
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Your Acknowledgment
By signing below as the “Participant,” you acknowledge and agree that:
•	A copy of the Plan has been made available to you; and

•	You understand and accept the terms and conditions placed on your Option and understand what you must do to exercise your Option.

PARTICIPANT

Date:

Signature

Print Name

BOB EVANS FARMS, INC.

By:	Date:

[Insert name and title]

EXHIBIT A
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
NONQUALIFIED STOCK OPTION EXERCISE NOTICE
By completing this Notice and returning it to the Company at the address given below, I elect to exercise all or a portion of the Option and to purchase the Shares described below. Capitalized terms not defined in this Notice have the same meanings as in the Plan and applicable Award Agreement.
Note: You must complete a separate Notice for each Option that is being exercised (e.g., if you are simultaneously exercising an Option to purchase 200 Shares granted on June 30, 2007 and an Option to purchase 100 Shares granted on July 15, 2007, you must complete two Notices, one for each Option being exercised).
Option to be Exercised and Shares: This Notice relates to the exercise of the following Option for the following number of Shares (fill in the blanks):
     Grant Date of Option:
     Number of Shares Being Purchased Under Notice:
Exercise Price: The aggregate Exercise Price due is $                                        .
Note: This amount must equal the product of the Exercise Price per Share specified in the applicable Award Agreement multiplied by the number of Shares being purchased.
Payment of Exercise Price: I have decided to pay the Exercise Price by (check one):
—	Cash or personal check or money order payable to “Bob Evans Farms, Inc.” If you select this method, you must include full payment of the aggregate Exercise Price with this Notice.

—	Through the delivery or attestation process described in the applicable Award Agreement. If you select this method, you should contact us at the address below regarding this method’s effect on the number of Shares you will receive upon exercise of your Option.

—	Through a “net share” exercise, as described in the applicable Award Agreement. If you select this method, you should contact us at the address below regarding this method’s effect on the number of Shares you will receive upon exercise of your Option.

—	Through a “cashless exercise,” as described in the applicable Award Agreement. If you select this method, you should contact us at the address below regarding this method’s effect on the number of Shares you will receive upon exercise of your Option.
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Acknowledgement
By signing below, I acknowledge and agree that:
•	I fully understand the tax consequences of exercising the Option and buying Shares and understand that there is no guarantee that the value of these Shares will appreciate;

•	This Notice will not be effective if it is not returned to the Company at the address given below before the date the Option expires, as specified in the Award Agreement under which such Option was issued or if full payment of the aggregate Exercise Price is not made as described in this Notice; and

•	The Shares that I am buying pursuant to this Notice will be issued or transferred to me as soon as administratively practicable.

(Participant’s signature)

(Participant’s printed name)

Date signed:

Return this signed and completed Notice to us at the following address:
[Insert Title]
Bob Evans Farms, Inc.
3776 S. High St.
Columbus, Ohio 43207

2

EXHIBIT B
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM
Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.
Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:
___Allocated to my other named primary beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased primary beneficiary); or
___Allocated, in the proportion specified, among the following contingent beneficiaries:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)
Please return an executed copy of this form to us at the following address: [Insert Title], Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207.